As filed with the Securities and Exchange Commission on June 25, 2010

File No. 811-2611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
Amendment No. 41	☒

Invesco Van Kampen Exchange Fund
A California Limited Partnership
(Exact Name of Registrant as Specified in the Agreement of Limited Partnership)

1555 Peachtree Street, N.E.
Atlanta, GA 30309
(Address of Principal Executive Offices)(Zip Code)
(713) 626-1919
(Registrant’s Telephone Number, Including Area Code)

John M. Zerr, Esquire
11 Greenway Plaza
Suite 100
Houston, Texas 77046
(Name and Address of Agent for Service)

Copies to:

CHARLES B. TAYLOR, ESQ.
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

EXPLANATORY NOTE

This Post-Effective Amendment No. 41 to the Registration Statement incorporates herein Part A and Part B as filed in Post-Effective Amendment No. 39 of the Registrant on April 30, 2010.

Part A is hereby supplemented as follows:

1. The chart in “Item 5. Management” is hereby deleted in its entirety and replaced with the following:

		Date Began Managing
Name	Title with Adviser	the Registrant

Anthony Munchak	Portfolio Manager	2010
Glen Murphy	Portfolio Manager	2010
Francis Orlando	Portfolio Manager	2010

2. The paragraph in “Item 10: Management, Organization and Capital Structure” that begins “The Registrant is managed by” is hereby deleted in its entirety and replaced with the following:

Investment decisions for the Registrant are made by investment management teams at Invesco. The following individuals are jointly and primarily responsible for the day-to-day management of the Registrant’s portfolio:

•	Anthony Munchak, Portfolio Manager, who has been responsible for the Registrant since 2010 and has been associated with Invesco and/or its affiliates since 1995.

•	Glen Murphy, Portfolio Manager, who has been responsible for the Registrant since 2010 and has been associated with Invesco and/or its affiliates since 1995.

•	Francis Orlando, Portfolio Manager, who has been responsible for the Registrant since 2010 and has been associated with Invesco and/or its affiliates since 1987.

Part B is hereby supplemented as follows:

1. The information in “Item 20: Portfolio Managers — Fund Management — Other Accounts Managed by Portfolio Managers as of December 31, 2009:” is hereby deleted in its entirety and replaced with the following:

				Pooled Investment
				Vehicles other than
		Registered Investment		Registered Investment
		Companies		Companies		Other Accounts
	Dollar Range of	(assets in millions)		(assets in millions)		(assets in millions)
	Investments in the	Number of		Number of		Number of
Portfolio Manager	Registrant*	Accounts	Assets	Accounts	Assets	Accounts	Assets

Anthony Munchak	None	5	$458.3	6	$302.9	24	$1,924.9
Glen Murphy	None	5	$458.3	6	$302.9	24	$1,924.9
Francis Orlando	None	5	$458.3	6	$302.9	24	$1,924.9
 *  As of June 25, 2010.

2. The information in “Item 20: Portfolio Managers — Securities Ownership of Portfolio Managers” is hereby deleted in its entirety.

PART C

OTHER INFORMATION

Item 23.  Exhibits

(a)	Restated and Amended Certificate and Agreement of Limited Partnership(20)
(1)	Amendment to Certificate of Limited Partnership, on Form LP-1(16)
(2)	Amendment to Certificate of Limited Partnership, on Form LP-2(17)
(3)	Amendment to Certificate of Limited Partnership, on Form LP-2(19)
(4)	Amendment to Certificate of Limited Partnership, on Form LP-2(20)
(b)(1)	By-Laws(20)
(2)	Amended and Restated By-Laws(31)
(c)	Copy of Specimen Certificate(20)
(d)(1)	Investment Advisory Agreement(19)
(d)(2)	Amendment Number One to the Investment Advisory Agreement(27)
(e)	Not Applicable
(f)	Not Applicable
(g)(1)(a)	Custodian Contract(*)
(b)	Amendment dated May 24, 2001 to Custodian Contract(23)
(c)	Amendment dated October 3, 2005 to Custodian Contract(28)
(2)	Amended and Restated Transfer Agency and Service Agreement(29)
(3)	Amended and Restated Fund Accounting Agreement(32)
(h)	Not Applicable
(i)	Not Applicable
(j)	Consent of Independent Registered Public Accounting Firm(32)
(k)	Not Applicable
(l)	Not Applicable
(m)	Not Applicable
(n)	Not Applicable
(o)	Not Applicable
(p)(1)	Code of Ethics of the Investment Adviser and Distributor(29)
(2)	Code of Ethics of the Fund(22)

(16)	Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.

(17)	Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.

(*)	Incorporated herein by reference to Post-Effective Amendment No. 75 to Van Kampen Growth and Income Fund’s Registration Statement on Form N-1A, File Number 2-21657, filed March 27, 1998.

(19)	Incorporated herein by reference to Post-Effective Amendment No. 19 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 1998.

(20)	Incorporated herein by reference to Post-Effective Amendment No. 20 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 1999.

(22)	Incorporated herein by reference to Post-Effective Amendment No. 22 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 2001.

(23)	Incorporated herein by reference to Post-Effective Amendment No. 23 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2002.

(27)	Incorporated herein by reference to Post-Effective Amendment No. 27 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed May 2, 2005.

(28)	Incorporated herein by reference to Post-Effective Amendment No. 28 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 28, 2006.

(29)	Incorporated herein by reference to Post-Effective Amendment No. 29 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 2007.

(31)	Incorporated herein by reference to Post-Effective Amendment No. 31 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2008.

(32)	Incorporated herein by reference to Post-Effective Amendment No. 39 to Registrant’s Registration Statement on Form N-1A, File Number 811-2611, filed April 30, 2010.

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Item 29.  Persons Controlled by or Under Common Control with Registrant

None.

Item 30.  Indemnification

Article XIII, Section 13.4 of the Registrant’s Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:

“The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys’ fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise.”

Item 31. Business and Other Connections of Investment Adviser

See “Management, Organization and Capital Structure” in Part A and “Management of the Fund” in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser’s current Form ADV (File No. 801-33949) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

Item 32. Principal Underwriters

Not applicable.

Item 33. Location of Accounts and Records

All accounts, books and other documents of the Registrant required by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder to be maintained (i) by the Registrant will be maintained at its offices, located at Invesco Distributors, Inc., 11 Greenway Plaza, Suite 2500, Houston, TX 77046 or Invesco Investment Services, Inc. at 11 Greenway Plaza, Suite 2500, Houston, TX 77046, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171; and (ii) by the Adviser, will be maintained at its offices, located at 1555 Peachtree, N.E., Suite 1800, Atlanta, GA 30309.

Item 34.  Management Services

Not applicable.

Item 35.  Undertakings

Not applicable.

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SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Invesco Van Kampen Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Houston, and the State of Texas, on the 25th day of June, 2010.
INVESCO VAN KAMPEN EXCHANGE FUND

By	/s/ Philip A. Taylor
  Philip A. Taylor
  President

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